------------------------------------------------------------------------------
                            ASSET PURCHASE AGREEMENT
------------------------------------------------------------------------------



                                      AMONG

                               INFORM ONLINE INC.

                                       AND

                               GAMEWEAVER.COM INC.

                                       AND

                                ROBERT KLEMENCHUK

                                TABLE OF CONTENTS

1.    Purchase and Sale of Assets............................................2

      1.1   Description of Assets............................................2
      1.2   Exclusions.......................................................3

2.    Purchase Price and Allocation..........................................3


3.    Payment of the Purchase Price..........................................3


4.    Non-assumption of Indebtedness.........................................3


5.    Representations and Warranties of the Vendor...........................3

      5.1   Capacity to Sell.................................................4
      5.2   Authority to Sell................................................4
      5.3   Sale Will Not Cause Default......................................4
      5.4   Assets...........................................................4
      5.5   Books and Records................................................4
      5.6   Financial Statements.............................................5
      5.7   Material Change..................................................5
      5.8   Litigation.......................................................5
      5.9   Conformity With Laws.............................................5
      5.10  Forward Commitments..............................................6
      5.11  Terms of Employment..............................................6
      5.12  Material Contracts...............................................6
      5.13  No Defaults......................................................7
      5.14  Accuracy of Representations......................................7
      5.15  Canadian Resident................................................7
      5.16  Compliance with Laws.............................................7

6.    Covenants of the Vendor................................................7

      6.1   Determination of Net Book Values.................................7
      6.2   Conduct of Business..............................................7
      6.3   Change of Name...................................................8
      6.4   Access by Purchaser..............................................8
      6.5   Insurance........................................................8
      6.6   Procure Consents.................................................8
      6.7   Covenant of Indemnity............................................8
      6.8   Termination of Employees.........................................9

7.    Representations and Warranties of the Purchaser........................9

      7.1   Status of Purchaser..............................................9
      7.2   Authority to Purchase............................................9

8.    Covenants of the Purchaser.............................................9

      8.1   Creation of Separate Division....................................9
      8.2   Financing........................................................9
      8.3   Offer Employment................................................10

      8.4   Social Services Tax, Goods and Services Tax and the
            Income Tax Act .................................................10
      8.5   Application of the Investment Canada Act........................10
      8.6   Consents........................................................10

9.    Survival of Representations, Warranties and Covenants.................10

      9.1   Vendor's Representations, Warranties and Covenants..............10
      9.2   Limitation on Vendor's Indemnity................................11
      9.3   Purchaser's Representations, Warranties and Covenants...........11

10.   Conditions Precedent to the Obligations of the Purchaser..............11

      10.1  Vendor's Representations and Warranties.........................11
      10.2  Vendor's Covenants..............................................11
      10.3  Vendor's Certificate............................................11
      10.4  Consents........................................................11

11.   Conditions Precedent to the Obligations of the Vendor.................12

      11.1  Purchaser's Representations and Warranties......................12
      11.2  Purchaser's Covenants...........................................12
      11.3  Consents of Third Parties.......................................12

12.   Closing...............................................................12

      12.1  Time of Closing.................................................12
      12.2  Place of Closing................................................12
      12.3  Documents to be Delivered by the Vendor.........................12
      12.4  Documents to be Delivered by the Purchaser......................13

13.   Post Closing Covenants................................................14

      13.1  Unwinding Transaction...........................................14
      13.2  Bonus...........................................................14

14.   Risk Of Loss..........................................................15


15.   Further Assurances....................................................15


16.   Set-Off...............................................................15


17.   Notice................................................................15


18.   Entire Agreement......................................................15


19.   Time of the Essence...................................................15


20.   Applicable Law........................................................15


21.   Successors and Assigns................................................16


22.   Headings..............................................................16

THIS AGREEMENT is made the 26th day of November, 2001

BETWEEN:

            Inform Online Inc., a company incorporated pursuant to the laws of British Columbia and having its business address at 901-560 Cardero Street, Vancouver, British Columbia

                                                                (the "Vendor")

AND:

            Gameweaver.com Inc., a company incorporated pursuant to the laws of the State of Nevada and having its address for business at Suite 100, 2980 South Rainbow Boulevard, Las Vegas, Nevada, USA, 89146

                                                             (the "Purchaser")

AND:

            Robert   Klemenchuk,   of  901-560   Cardero   Street,
            Vancouver, British Columbia

                                                            (the "Covenantor")

BACKGROUND

A. The Vendor carries on the business of supplying online media content for advertising and other purposes (the "Vendor's Business").

B. The Vendor has agreed to sell, and the Purchaser has agreed to purchase, all the property, assets and undertaking of the Vendor's Business, as a going concern, on the terms and subject to the conditions provided in this Agreement.

C. The Covenantor is the sole shareholder of the Vendor, and has become a party to this Agreement for the purpose of covenanting with the Vendor to indemnify the Purchaser in the manner provided in this Agreement.

TERMS OF AGREEMENT

In consideration of the premises and the covenants, agreements, representations, warranties and payments contained in this Agreement, the parties agree with the others as follows:

1.    Purchase and Sale of Assets

1.1   Description of Assets

Upon the terms and subject to the conditions of this Agreement, the Vendor agrees to sell, assign and transfer to the Purchaser, and the Purchaser agrees to purchase from the Vendor, as a going concern at closing, the undertaking and all the property and assets of the Vendor's Business of every kind and description wherever situate (except as provided in section 1.2), including, without limiting the foregoing:

(a) the leases, leasehold property, interests in the leasehold property and the improvements, appurtenances and fixtures on the leasehold property (the "Leasehold Property") described in the Schedule of Leasehold Property;

(b) the machinery and equipment, (the "Machinery and Equipment") described in the Schedule of Machinery and Equipment;

(c)         all inventories (the "Inventories");

(d) the accounts receivable and other debts owing to the Vendor in connection with the Vendor's Business, and the full benefit of all securities for cash accounts, notes or debts (the "Receivables");

(e) the benefit of all unfilled orders received by the Vendor in connection with the Vendor's Business, and all other contracts, engagements or commitments, whether written or oral, to which the Vendor is entitled in connection with the Vendor's Business, and in particular all right, title and interest of the Vendor in, to and under the material agreements and contracts (the "Material Contracts") described in the Schedule of Material Contracts;

(f) all right and interest of the Vendor to all registered and unregistered trademarks, trade or brand names, copyrights, designs, restrictive covenants and other industrial or intellectual property used in connection with the Vendor's Business (the "Intangible Property"), including, without limitation, the intangible property described in the Schedule of Intangible Property;

(g)         the prepaid expenses (the "Prepaids"); and

(h) the goodwill of the Vendor's Business and the right of the Purchaser to represent itself as carrying on the Vendor's Business in continuation of and in succession to the Vendor and the right to use the name "Inform Online Inc." or any variation thereof as part of or in connection with the Vendor's Business (the "Goodwill");

all of which are collectively called the "Assets".

1.2   Exclusions

There are no exclusions and cash on hand or on deposit shall be specifically included in the Assets.

2.    Purchase Price and Allocation

The purchase price payable by the Purchaser to the Vendor for the Assets (the "Purchase Price") will be the issuance of 1,000,000 common shares from the treasury of the Purchaser (the "Shares") and will be allocated to the Intangible Property, the Material Contracts, to the Goodwill and any other of the Assets purchased under this Agreement, in an amount determined by the Vendor.

3.    Payment of the Purchase Price

The purchase price shall be paid and satisfied by the issuance of the Shares from the treasury of the Purchaser at closing. Certificates for the Shares shall be registered in the name of the Vendor or his nominee and delivered at closing. The certificates for the Shares are being issued pursuant to Regulation S of the United States Securities Act of 1933 and will therefore bear a restrictive legend and be subject to restrictions on resale. The restrictive legend shall be in substantially the form as follows "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW. NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED OR DISPOSED OF WITHOUT (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE UNITED STATES STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION OR
(B) RECEIPT BY THE CORPORATION OF AN ACCEPTABLE LEGAL OPINION STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (C) THE CORPORATION OTHERWISE SATISFYING ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION. NEITHER THE OFFERING OF SUCH SECURITIES NOR ANY RELATED MATERIALS HAVE BEEN REVIEWED OR APPROVED BY ANY U.S. FEDERAL OR STATE REGULATORY AUTHORITY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE."

4. Non-assumption of Indebtedness

After closing the Purchaser shall not be liable to pay any liabilities or indebtedness of the Vendor, which liabilities shall expressly be the obligation of the Vendor.

5.    Representations and Warranties of the Vendor

The Vendor represents and warrants to the Purchaser as follows, with the intent that the Purchaser will rely on these representations and warranties in entering into this Agreement, and in concluding the purchase and sale contemplated by this Agreement.

5.1   Capacity to Sell

The Vendor is a corporation duly incorporated, validly existing and in good standing under the British Columbia Company Act with respect to the filing of annual reports, and has the power and capacity to own and dispose of the Assets and to carry on the Vendor's Business as now being conducted by it, and to enter into this Agreement and carry out its terms to the full extent.

5.2 Authority to Sell

The execution and delivery of this Agreement and the completion of the transaction contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Vendor, including a special resolution of the sole shareholder of the Vendor consenting to the sale of all or substantially all of the assets of the Vendor, and this Agreement constitutes a legal, valid and binding obligation of the Vendor enforceable against the Vendor in accordance with its terms. 5.3 Sale Will Not Cause Default

Neither the execution and delivery of this Agreement nor the completion of the purchase and sale contemplated by this Agreement will:

(a) violate any of the terms and provisions of the memorandum or articles of the Vendor, or any order, decree, statute, by-law, regulation, covenant or restriction applicable to the Vendor or any of the Assets;

(b) give any person the right to terminate, cancel or remove any of the Assets, except to the extent that the consents of other parties are required for the transfer of any leases described in the Leasehold Property or the Material Contracts; or

(c) result in any fees, duties, taxes, assessments or other amounts relating to any of the Assets becoming due or payable other than British Columbia Social Service Tax and Excise Tax payable by the Purchaser in connection with the purchase and sale.

5.4   Assets

The Vendor owns and possesses and has a good marketable title to the Assets free and clear of all mortgages, liens, charges, pledges, security interest, encumbrances and other claims, and the assets are in good working order as of the date hereof.

5.5   Books and Records

The books and records of the Vendor fairly and correctly set out and disclose in all material respects, in accordance with generally accepted accounting principles in Canada, the financial position of the Vendor and all material financial transactions of the Vendor relating to the Business have been accurately recorded in those books and records.

5.6 Financial Statements

The Activity History of the Vendor appended hereto, is a true and accurate representation of the activity of the Vendor since 1998. Any financial statements prepared by the Vendor (the "Statements") have been prepared in accordance with generally accepted accounting principles in Canada applied on a basis consistent with those of previous fiscal years and present fairly and correctly the assets, liabilities (whether accrued, absolute, contingent or otherwise) and the financial condition of the Vendor as of the date of the balance sheet included in the Statements, and the sales and earnings of the operations of the Vendor during the period covered by the Statements. 5.7 Material Change

Since the date of any balance sheet included in the Statements there has not been:

(a) any change in the financial condition of the Vendor's Business, its liabilities or the Assets other than changes in the ordinary course of business, none of which has been materially adverse;

(b) any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting the Assets or the Vendor's Business;

(c) any material increase in the compensation payable or to become payable by the Vendor to any of its officers, employees or agents or any bonus, payment or arrangement made to or with any of them, except increases agreed to in writing by the Purchaser.

5.8   Litigation

There is no litigation or administrative or governmental proceeding or inquiry pending, or to the knowledge of the Vendor, threatened against or relating to the Vendor, the Vendor's Business or any of the Assets, nor does the Vendor know of any reasonable basis for any such action, proceeding or inquiry.

5.9   Conformity With Laws

All governmental licences and permits required for the conduct in the ordinary course of the operations of the Vendor's Business and the uses to which the Assets have been put, have been obtained and are in good standing and such conduct and uses are not in breach of any order, decree, statute, by-law, regulation, covenant, restriction, plan or permit, including those regulating the discharge of materials into the environment and the storage, treatment and disposal of waste or otherwise relating to the protection of the environment and the health and safety of persons. For greater certainty, the Assets have not been used in a manner which does or will give rise to any obligation of restoration or removal or any liability for the costs of restoration or removal or for the payment of damages to any third party. The Vendor does not own any land, and any premises occupied by the Vendor do not contain any underground storage tanks, toxic chemicals, hazardous materials, waste or noxious or dangerous substances which are designated toxic or hazardous substances in applicable federal, provincial or municipal laws, by-laws and regulations relating to environmental matters, including asbestos, polychlorinated biphenyls
(PCBs) urea formaldehyde, radon gas or radioactive decay products of radon, whether or not they are so designated.

5.10 Forward Commitments

All outstanding forward commitments by or on behalf of the Vendor for the purchase or sale of the Inventories have been made in accordance with established price lists of the Vendor or its suppliers, or if otherwise, then in accordance with the Vendor's normal business custom in varying those established price lists.

5.11  Terms of Employment

The Vendor is not a party to any collective agreement relating to the Vendor's Business with any labour union or other association of employees, and no part of the Vendor's Business has been certified as a unit appropriate for collective bargaining. The Vendor's Business has employees and group employee termination legislation would not apply to a termination of all employees at one time. Additionally, every employee may be dismissed on one year's notice or less, without further liability.

5.12  Material Contracts

The Schedule of Material Contracts contains a true and correct listing of each written or oral contract of the following types to be acquired or assumed by the
Purchaser:

(a)   contracts or commitments out of the ordinary course of business;

(b)   contracts  or  commitments   involving  an  obligation  to  pay  in  the
      aggregate $1,000 or more or of a duration greater than one year;

(c) contracts or commitments affecting ownership of, or title to, or any interest in real estate or in personal property;

(d)   contracts or commitments in respect of the Intangible Property;

(e) except as required by statute or regulation, contracts or commitments in respect of bonuses, incentive compensation, pensions, group insurance or employee welfare plans, all of which are fully funded as determined by an independent and reputable firm of actuaries employed by the Vendor;

(f) employment contracts or commitments other than unwritten employment contracts of indefinite duration entered into in the ordinary course of the Vendor's Business.

5.13  No Defaults

Except as otherwise expressly disclosed in this Agreement or in any Schedule to this Agreement there has not been any default in any obligation to be performed under any Material Contract, each of which is in good standing and in full force and effect, unamended, except as set forth in the Schedule of Material Contracts.

5.14  Accuracy of Representations

No certificate furnished by or on behalf of the Vendor to the Purchaser at closing in respect of the representations, warranties or covenants of the Vendor will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained in the certificate not misleading.

5.15  Canadian Resident

The Vendor is not a non-resident of Canada within the meaning of the Income Tax Act.

5.16  Compliance with Laws

The Vendor agrees that he will not offer, sell or otherwise transfer, pledge or hypothecate any of the Shares or any shares issued in accordance with section
13.2 other than pursuant to an effective Registration Statement under the Securities Act of 1933 (United States), as amended, directly or indirectly unless: (a) the sale is to the Purchaser; or, (b) the sale is made pursuant to the exemption from registration under the Securities Act of 1933 (United States) provided by Rule 144 thereunder; or the Shares are sold in a transaction that does not require registration under the Securities Act of 1933 (United States) or any applicable United States state laws and regulations governing the offer and sale of securities, and the Vendor has furnished to the Purchaser an opinion of counsel to that effect or such other written documentation as may be reasonably required by the Purchaser.

6.    Covenants of the Vendor

6.1   Determination of Net Book Values

The Vendor shall determine as of the day immediately preceding closing, the net book value of the Receivables, Inventories and Prepaids in accordance with the accounting principles set forth in the Schedule of Accounting Principles, and furnish to each of the Vendor and Purchaser a certificate of such determination in the form described in that Schedule.

6.2 Conduct of Business

Until closing, the Vendor shall conduct the Vendor's Business diligently and only in the ordinary course and will use its best efforts to preserve the Assets intact and in good working order, to keep available to the Purchaser its present employees and to preserve for the Purchaser its relationship with its suppliers, customers and others having business relations with it.

6.3 Change of Name

The Vendor shall, within 10 days after closing, change its name to a name that does not include any of the words "Inform Online".

6.4 Access by Purchaser

The Vendor shall give to the Purchaser and Purchaser's counsel, accountants and other representatives full access, during normal business hours throughout the period prior to closing, to all of the properties, books, contracts, commitments and records of the Vendor relating to the Vendor's Business and the Assets, and shall furnish to the Purchaser during that period all such information as the Purchaser may reasonably request.

6.5 Insurance

From the date of this Agreement until closing, the Vendor shall maintain in full force and effect the policies of insurance more particularly described in the Schedule of Insurance in respect of the Assets and shall forthwith cause the Purchaser to be added as a named insured under all such policies and to remain as a named insured until closing.

6.6   Procure Consents

The Vendor shall diligently take all reasonable steps required to obtain, before closing, all consents to the assignments of the Leasehold Properties, the Material Contracts and any other of the Assets for which a consent is required.

6.7   Covenant of Indemnity

The Vendor and the Covenantor shall jointly and severally indemnify and hold harmless the Purchaser from and against:

(a) any and all liabilities, whether accrued, absolute, contingent or otherwise, existing at closing and which are not agreed to be assumed by the Purchaser under this Agreement;

(b) any and all damage or deficiencies resulting from any misrepresentation, breach of warranty or non-fulfilment of any covenant on the part of the Vendor under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to the Purchaser under this Agreement; and

(c) any and all claims, actions, suits, demands, costs and legal and other expenses incident to any of the foregoing.

6.8   Termination of Employees

At closing the Vendor shall terminate the employment of all employees to whom the Purchaser has made an offer of employment under section 8.3, and the Vendor shall indemnify and save harmless the Purchaser from and against all claims by any employee of the Vendor for wages, salaries, bonuses, pension or other benefits, severance pay, notice or pay in lieu of notice and holiday pay in respect of any period before closing.

7.    Representations and Warranties of the Purchaser

The Purchaser represents and warrants to the Vendor as follows, with the intent that the Vendor will rely on these representations and warranties in entering into this Agreement, and in concluding the purchase and sale contemplated by this Agreement.

7.1   Status of Purchaser

The Purchaser is a corporation duly incorporated, validly existing and in good standing under the Corporations Act of the State of Nevada, United States of America, with respect to the filing of annual returns, and has the power and capacity to enter into this Agreement and carry out its terms.

7.2 Authority to Purchase

The execution and delivery of this Agreement and the completion of the transaction contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Purchaser, and this Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms except as limited by laws of general application affecting the rights of creditors.

8. Covenants of the Purchaser

8.1 Creation of Separate Division

After closing of the transaction, the Purchaser shall create a separate division or entity ("NewInform") and shall place the Assets, employees and management of the Vendor in NewInform. Notwithstanding that the financial statements of New Inform shall be consolidated with the financial statements of the Purchaser, the accounting and financial books and records of NewInform shall be kept separate from those of the Purchaser and a separate set of financial statements shall be prepared for NewInform.

8.2   Financing

The purchaser will use best efforts to provide initial financing of $500,000 Cdn, by February 28, 2002, to allow NewInform the ability to persue an agreement with a major client such as an elevator company to supply dynamic realtime media content and source out other components to the agreement such as the hardware requirements for the major client such as elevator company's `in -cab" television screens, in China and North America. The purchaser will also provide best efforts financing of $500,000 Cdn within year one. 8.3 Offer Employment

The Purchaser covenants with the Vendor to offer employment at closing on terms and conditions then in effect to such employees of the Vendor then employed in connection with the Vendor's Business, as agreed in writing at closing between the Vendor and Purchaser.

8.4   Social Services Tax, Goods and Services Tax and the Income Tax Act

The Purchaser will be liable for and shall pay all provincial sales taxes and registration charges and transfer fees properly payable upon and in connection with the sale and transfer of the Assets by the Vendor to the Purchaser. At closing, each of the Purchaser and the Vendor shall make the elections provided for by s. 167 of the Excise Tax Act and s. 22 of the Income Tax Act, respectively, in the forms attached as the Schedule of GST Election and the Schedule of Accounts Receivable Election.

8.5  Application  of the Investment Canada Act

The Purchaser shall forthwith prepare and file with the Director of Investments under the Investment Canada Act all necessary notices (if any) and applications to obtain approval for the purchase of the Assets.

8.6 Consents

The Purchaser shall at the request of the Vendor execute and deliver such applications for consent and such assumption agreements, and provide such information as may be necessary to obtain the consents referred to in section
6.6 and will assist and co-operate with the Vendor in obtaining the consents.

9.    Survival of Representations, Warranties and Covenants

9.1   Vendor's Representations, Warranties and Covenants

All statements contained in any certificate or other instrument delivered by or on behalf of the Vendor under this Agreement or in connection with the transaction contemplated by this Agreement shall be deemed to be representations and warranties by the Vendor. All representations, warranties, covenants and agreements made by the Vendor in this Agreement or under this Agreement shall, unless otherwise expressly stated, survive closing and any investigation at any time made by or on behalf of the Purchaser, subject to section 9.2, and shall continue in full force and effect for the benefit of the Purchaser.

9.2   Limitation on Vendor's Indemnity

No claim by the Purchaser under the covenant of indemnity contained in section
6.7 or for damages or other relief in respect of misrepresentation or breach of warranty, covenant or agreement by the Vendor under this Agreement will be valid unless:

(a) written notice of the claim is given by the Purchaser to the Vendor before the expiration of 30 months after closing; and

(b)   the aggregate amount of all such claims exceeds $5,000.

9.3   Purchaser's Representations, Warranties and Covenants

All representations, warranties, covenants and agreements made by the Purchaser in this Agreement or under this Agreement shall, unless otherwise expressly stated, survive closing and any investigation at any time made by or on behalf of the Vendor, and shall continue in full force and effect for the benefit of the Vendor.

10.   Conditions Precedent to the Obligations of the Purchaser

All obligations of the Purchaser under this Agreement are subject to the fulfilment at or before closing of the following conditions:

10.1  Vendor's Representations and Warranties

The Vendor's representations and warranties contained in this Agreement and in any certificate or document delivered under this Agreement or in connection with the transactions contemplated by this Agreement will be true at and as of closing as if such representations and warranties were made at and as of such time.

10.2  Vendor's Covenants

The Vendor will have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it before or at closing.

10.3  Vendor's Certificate

The Vendor will have delivered to the Purchaser a certificate of the President and Secretary of the Vendor, dated the time of closing, certifying in such detail as the Purchaser may specify to the fulfilment of the conditions set forth in sections 10.1 and 10.2.

10.4  Consents

The Purchaser will have received duly executed copies of the consents or approvals referred to in section 6.6.

The foregoing conditions are for the exclusive benefit of the Purchaser and any such condition may be waived in whole or in part by the Purchaser at or before closing by delivering to the Vendor a written waiver to that effect signed by the Purchaser.

11.   Conditions Precedent to the Obligations of the Vendor

All objections of the Vendor under this Agreement are subject to the fulfilment, before or at closing, of the following conditions:

11.1  Purchaser's Representations and Warranties

The Purchaser's representations and warranties contained in this Agreement will be true at and as of closing as though such representations and warranties were made as of such time.

11.2  Purchaser's Covenants

The Purchaser will have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it at or before closing.

11.3  Consents of Third Parties

All consents or approvals required to be obtained by the Vendor for the purpose of selling, assigning or transferring the Assets will have been obtained, provided that this condition may only be relied upon by the Vendor if the Vendor has diligently exercised its best efforts to procure all such consents or approvals and the Purchaser has not waived the need for all such consents or approvals.

Each of the foregoing conditions is for the exclusive benefit of the Vendor and any such condition may be waived in whole or part by the Vendor at or before closing by delivering to the Purchaser a written waiver to that effect signed by the Vendor.

12.   Closing

12.1  Time of Closing

Subject to the terms and conditions of this Agreement, the purchase and sale of the Assets will be completed at a closing to be held at 11:00 a.m., local time in Vancouver, on November 30, 2001 or at such other time and date agreed upon in writing between the parties (the "Time Of Closing").

12.2 Place of Closing

The closing will take place at the offices of the Purchaser at the address noted above.

12.3  Documents to be Delivered by the Vendor

At the  closing  the  Vendor  will  deliver  or cause to be  delivered  to the
Purchaser:

     (a) all deeds of conveyance, bills of sale, transfer and assignments, in form and content satisfactory to the Purchaser's counsel, appropriate to effectively vest a good and marketable title to the Assets in the Purchaser to the extent contemplated by this Agreement, and immediately registrable in all places where registration of such instruments is required;

     (b) all consents or approvals obtained by the Vendor for the purpose of validly assigning the Leasehold Property and the Material Contracts;

     (c)  possession of the Assets;

     (d) the certificate of the President and Secretary of the Vendor to be given under section 10.3;

     (e) the elections under s. 167 of the Excise Tax Act and s. 22 of the Income Tax Act in the forms attached as the Schedule of GST Election and the Schedule of Accounts Receivable Election, respectively;

     (f) duly executed releases of, or evidence to the reasonable satisfaction of the Purchaser as to the discharge of any and all liabilities which the Purchaser has not agreed to assume and which may be enforceable against any of the Assets being purchased under this Agreement;

     (g)  certified  copies  of  those   resolutions  of  the  shareholders  and
          directors of the Vendor required to be passed to authorize the execution, delivery and implementation of this Agreement and of all documents to be delivered by the Vendor under this Agreement;

     (h)  the certificate of the Vendor prepared under section 6.1; and

     (i) a restrictive covenant agreement in the form attached as Schedule of Restrictive Covenant Agreement.

12.4  Documents to be Delivered by the Purchaser

At the closing the Purchaser will deliver or cause to be delivered:

(a) a covenant of the Purchaser in favour of the Vendor agreeing to assume and pay or perform and indemnify the Vendor against the Assumed Indebtedness and other obligations agreed to be assumed by the Purchaser under this Agreement in the manner and to the extent provided in this Agreement;

(b) the elections under s. 167 of the Excise Tax Act and s. 22 of the Income Tax Act in the forms attached as the Schedule of GST Election and the Schedule of Accounts Receivable Election, respectively;

(c)   a certificate or certificates representing the Shares;

13.   Post Closing Covenants

13.1  Unwinding Transaction

If on or before June 30, 2002, the new division or entity is unable to reach agreement with a major client such as an elevator company to supply online media content the Purchaser may in its sole discretion elect by notice in writing to the Vendor to return the Assets to the Vendor. Upon such notice in writing being given, the Vendor will deliver a promissory note for all amounts advanced by the Purchaser to the new division or entity up to the date of notice, the certificates for the Shares will be returned to the Purchaser, and the Assets will be returned to the Vendor.

13.2 Bonus

If NewInform's Earnings Before Income Taxes, Depreciation and Amortization (EBITDA) are at least $1,800,000 (U.S.$) for the twelve months ending December 31, 2002, the Purchaser will issue to the Vendor such additional shares of Purchaser's common stock as may be determined by the following formula:


      EBITDA x 2
      ----------
           A

      Where  A  = the average closing prices of the Purchaser's common stock on the OTC Bulletin Board for the ten trading days ending on January 15, 2003.

If NewInform's EBITDA is not $1,800,000 (U.S.$) for the twelve months ending December 31, 2002, but is at least $4,600,000 for the twelve months ending December 31, 2003, the Purchaser will issue to the Vendor such additional shares of Purchaser's common stock as may be determined by the following formula:


      Where  A  = the average closing prices of the Purchaser's common stock on the OTC Bulletin Board for the ten trading days ending on January 15, 2004.


Except as provided in this section 13.2, neither Vendor or the Covenantor will be entitled, pursuant to the terms of the Asset Purchase Agreement, to receive any additional shares of the capital stock of the Purchaser or NewInform.
14.

Risk Of Loss

From the date of this Agreement to closing, the Assets will be and remain at the risk of the Vendor. If any of the Assets are lost, damaged or destroyed before closing, the Purchaser may, in lieu of terminating this Agreement under Article 10, elect by notice in writing to the Vendor to complete the purchase to the extent possible without reduction of the purchase price, in which event all proceeds of any insurance or compensation in respect of such loss, damage or destruction will be payable to the Purchaser and all right and claim of the Vendor to any such amounts not paid by closing will be assigned to the Purchaser.

15.   Further Assurances

The parties will execute such further and other documents and do such further and other things as may be necessary to carry out and give effect to the intent of this Agreement.

16.   Set-Off

If, under this Agreement or any document delivered under this Agreement, the Vendor becomes obligated to pay any sum of money to the Purchaser, then such sum may at the election of the Purchaser, and without limiting or waiving any right or remedy for the Purchaser under this Agreement, be set off against and will apply to any sum of money or security owed by the Purchaser to the Vendor until such amount has been completely set off.

17.   Notice

All notices required or permitted to be given under this Agreement will be in writing and personally delivered to the address of the intended recipient set forth on the first page of this Agreement or at such other address as may from time to time be notified by any of the parties in the manner provided in this Agreement.

18.   Entire Agreement

This Agreement constitutes the entire agreement between the parties and there are no representations or warranties, express or implied, statutory or otherwise and no collateral agreements other than as expressly set forth or referred to in this Agreement.

19.   Time of the Essence

Time will be the essence of this Agreement.

20.   Applicable Law

This Agreement will be governed by and interpreted in accordance with the laws of British Columbia.

21.   Successors and Assigns

This Agreement will enure to the benefit of and be binding upon the parties and their respective successors and assigns.

22.   Headings

The headings appearing in this Agreement are inserted for convenience of reference only and will not affect the interpretation of this Agreement.

AS EVIDENCE OF THEIR AGREEMENT the parties have executed this Agreement as of the day and year first above written.



GAMEWEAVER.COM INC.


Per: /s/ Richard Wilk
     -------------------------------
      Authorized Signatory



INFORM ONLINE INC.


Per: /s/ Robert Klemenchuk
     -------------------------------
      Authorized Signatory





/s/ Robert Klemenchuk
--------------------------
ROBERT KLEMENCHUK








T. Gameweaver Asset Purch Agree Inform 2-27-02